     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 12, 2002
                                                   REGISTRATION NO. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  NETGURU, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                               22-2356861
          --------                                               ----------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

             22700 SAVI RANCH PARKWAY, YORBA LINDA, CALIFORNIA 92887
               (Address of Principal Executive Offices) (Zip Code)

                      NETGURU, INC. 2000 STOCK OPTION PLAN
                 RESEARCH ENGINEERS, INC. 1997 STOCK OPTION PLAN
                            (Full title of the plan)

                                  AMRIT K. DAS
                CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD
                                  NETGURU, INC.
                            22700 SAVI RANCH PARKWAY
                          YORBA LINDA, CALIFORNIA 92887
                     (Name and address of agent for service)
                                 (714) 974-2500
          (Telephone number, including area code, of agent for service)

                                    COPY TO:
                                Gregg Amber, Esq.
                               Rutan & Tucker, LLP
                      611 Anton Boulevard, Fourteenth Floor
                          Costa Mesa, California 92626
                                 (714) 641-5100

                         CALCULATION OF REGISTRATION FEE
===================================================== =================== ================ ================== ================
                                                                              PROPOSED          PROPOSED
                                                        AMOUNT TO BE      MAXIMUM OFFERING  MAXIMUM AGGREGATE    AMOUNT OF
        TITLE OF SECURITIES TO BE REGISTERED            REGISTERED(1)     PRICE PER SHARE    OFFERING PRICE   REGISTRATION FEE
----------------------------------------------------- ------------------- ---------------- ------------------ ----------------
NETGURU, INC. 2000 STOCK OPTION PLAN(2)                 562,000    Shares   $3.6742(3)        $2,064,900.40      $  493.52
   Common Stock, $.01 par value                         438,000    Shares   $3.391(5)         $1,485,258.00      $  354.98
----------------------------------------------------- ------------------- ---------------- ------------------ ----------------
TOTAL                                                 1,000,000    Shares
----------------------------------------------------- ------------------- ---------------- ------------------ ----------------
RESEARCH ENGINEERS, INC. 1997 STOCK OPTION PLAN(4)       34,400(6) Shares   $3.6742(3)        $  126,392.48      $   30.21
   Common Stock, $.01 par value                         565,600(6) Shares   $1.476(5)         $  834,825.60      $  199.53
----------------------------------------------------- ------------------- ---------------- ------------------ ----------------
TOTAL                                                   600,000(6) Shares
----------------------------------------------------- ------------------- ---------------- ------------------ ----------------
TOTAL FOR BOTH PLANS                                  1,600,000    Shares        --           $4,511,376.48      $1,078.24
===================================================== =================== ================ ================== ================

(1) This Registration Statement covers shares of common stock of netGuru, Inc. which may be offered or sold pursuant to the 1997 Research Engineers, Inc. Stock Option Plan and the 2000 netGuru, Inc. Stock Option Plan. This Registration Statement also covers any additional shares of the Registrant's common stock which become issuable under either of these plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of common stock.
(2) The Registrant is registering an aggregate of 1,000,000 shares of its common stock under its 2000 Stock Option Plan pursuant to this Registration Statement. The 2000 Stock Option Plan was approved by holders of a majority of the Registrant's outstanding common stock and by the holders of all of the Registrant's outstanding Series B Preferred Stock by written consent as of June 30, 2000. As of March 11, 2002, there were outstanding options to purchase an aggregate of 438,000 shares of common stock under the referenced plan.
(3) Relates to shares of common stock underlying options not yet granted but available for grant under the referenced plan. Computed pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low sales price reported on The NASDAQ National Market on March 11, 2002.
(4) The Registrant is registering an aggregate of 600,000 shares of its common stock under the Research Engineers, Inc. 1997 Stock Option Plan, which plan was approved by the Registrant's stockholders at a meeting held on September 25, 1997. As of March 11, 2002, there were outstanding options to purchase an aggregate of 565,600 shares of common stock under the referenced plan.
(5) Relates to options previously granted under the referenced plan. Computed in accordance with Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee. Computation is based on the weighted average per share exercise price (rounded to the nearest cent) of the outstanding options under the referenced plan, the shares issuable upon the exercise of which are registered hereby.
(6) The number of shares of common stock registered hereby has been adjusted to give effect to the Registrant's two-for-one stock split effected on February 7, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. Plan Information.
        ----------------

         Not filed as part of this Registration Statement pursuant to Note to
Part I of Form S-8.

ITEM 2. Registrant Information and Employee Plan Annual Information.
        -----------------------------------------------------------

         Not filed as part of this Registration Statement pursuant to Note to
Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference.
        ---------------------------------------

         The following documents are incorporated by reference in this Registration Statement:

         (a) Registrant's Definitive Proxy Statement filed with the Commission on October 11, 2001, in connection with Registrant's Annual Meeting of Stockholders held on November 15, 2001.

         (b) Registrant's Quarterly Report on Form 10-QSB for the quarter ended December 31, 2001, filed with the Commission on February 14, 2002 (File No. 0-28560).

         (c) Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2001, filed with the Commission on November 14, 2001 (File No. 0-28560).

         (d) Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001, filed with the Commission on August 14, 2001 (File No. 0-28560).

         (e) Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2001, filed with the Commission on July 13, 2001 (File No. 0-28560).

         (f) All reports of the Registrant filed pursuant to Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the fiscal year ended March 31, 2001.

         (g) The description of the Registrant's securities contained in the Registrant's registration statement on Form S-3 (File No. 333-51406) filed under the Securities Act on December 7, 2000, together with any amendment or report filed for the purpose of amending or updating such description.

         All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities remaining unsold, shall be deemed incorporated by reference into this Registration Statement and shall be a part hereof from the date of filing such documents.

ITEM 4. Description of Securities.
        -------------------------

         Not Applicable.

ITEM 5. Interests of Named Experts and Counsel.
        --------------------------------------

         Certain legal matters with respect to the shares will be passed upon by Rutan & Tucker, LLP, Costa Mesa, California.

ITEM 6. Indemnification of Directors and Officers.
        -----------------------------------------

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a pending or completed action, suit or proceeding if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in the best interests of the company.

         The Registrant's Certificate of Incorporation provides that, except in certain specified instances, a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

         In addition, the Registrant's Certificate of Incorporation and Bylaws obligate the Registrant to indemnify its directors and officers against expenses and other amounts reasonably incurred in connection with any proceeding arising from the fact that such person is or was an agent of the Registrant. The Bylaws also authorize the Registrant to purchase and maintain insurance on behalf of any director or officer of the Registrant against any liability asserted against such person in such capacity, whether or not the Registrant would have the power to indemnify such person against such liability under the provisions of the DGCL.

ITEM 7. Exemption from Registration Claimed.
        -----------------------------------

         Not Applicable.

ITEM 8. Exhibits.
         --------

         4.1      netGuru, Inc. 2000 Stock Option Plan*

         4.2      Research Engineers, Inc. 1997 Stock Option Plan**

         5.1      Opinion of Rutan & Tucker, LLP

         23.1     Consent of Rutan & Tucker, LLP (included in Exhibit 5.1)

         23.2     Consent of KPMG LLP

         24.1     Power of Attorney (see p. 6)

---------------

* Incorporated by reference from the Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2001, filed with the Securities and Exchange Commission on July 13 2001.
** Incorporated by reference from the Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1997, filed with the Securities and Exchange Commission on June 30, 1997, or amendment thereto filed on August 22, 1997.

ITEM 9. Undertakings.
        ------------

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (unless the information required by paragraphs (i) and (ii) below is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement):

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any additional or changed material information with respect to the plan of distribution.

         (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yorba Linda, State of California, on March 1, 2002.

                                       netGuru, Inc., a Delaware corporation

                                       By: /s/ Amrit K. Das
                                           -------------------------------------
                                           Amrit K. Das, Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Amrit K. Das, his attorney-in-fact and agent, with the power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any amendment to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and ratifying and confirming all that the attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons, including a majority of the Board of Directors, in the capacities and on the date indicated.

      SIGNATURE                                     TITLE                                DATE
      ---------                                     -----                                ----
/s/ Amrit K. Das                   Chairman of the Board and Chief Executive          March 1, 2002
------------------------------     Officer
Amrit K. Das                       (Principal Executive Officer)

/s/ Jyoti Chatterjee               President, Chief Financial Officer, Chief          March 1, 2002
------------------------------     Operating Officer, Director (Principal
Jyoti Chatterjee                   Financial Officer and Principal Accounting
                                   Officer)

/s/ Santanu Das                    Corporate Vice President, President,               March 1, 2002
------------------------------     Engineering, Collaboration and Animation
Santanu Das                        Software and Director

/s/ Stephen Owen                   Corporate Vice President, President of             March 1, 2002
------------------------------     European Operations and Director
Stephen Owen

                                   Director
------------------------------                                                        -------------
L.M. Singhvi

/s/ Garret W. Vreeland             Director                                           March 1, 2002
------------------------------
Garret W. Vreeland

/s/ John J. Pepin                  Director                                           March 1, 2002
------------------------------
John J. Pepin


                                  EXHIBIT INDEX

4.1      netGuru, Inc. 2000 Stock Option Plan*

4.2      Research Engineers, Inc. 1997 Stock Option Plan**

5.1      Opinion of Rutan & Tucker, LLP

23.1     Consent of Rutan & Tucker, LLP (included in Exhibit 5.1)

23.2     Consent of KPMG LLP

24.1     Power of Attorney (see p. 6)

---------

* Incorporated by reference from the Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2001, filed with the Securities and Exchange Commission on July 13, 2001.
** Incorporated by reference from the Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1997, filed with the Securities and Exchange Commission on June 30, 1997, or amendment thereto filed on August 22, 1997.